DESIGNER BRANDS

2022 Investor Day

Leveraging Key Capabilities to Drive Growth





Doubling Sales of Owned Brands in All Channels

Maintaining Sales of National Brands

Resulting in Strong Financial Outlook

- **$4B** — Revenue FY26
- **~35%** — Gross Margin in FY26
- **~9%** — Operating Margin FY26, Up 200+ bps
- **$2.75-$2.85** — EPS FY26
- **25%** — Total Shareholder Return CAGR FY21-FY26
- **$1B** — Cash from Operating Activities FY22-FY26



VINCE CAMUTO
Jessica Simpson
LUCKY BRAND
JLO
JENNIFER LOPEZ
MIX NO. 6
KELLY & KATIE
Crown Vintage
Hush Puppies

Growing Owned Brands Through DTC

Owned Brands

98% Sales Growth (FY21-FY26)

~66% Merchandise Margin (FY26)

National Brands

3% Sales Growth (FY21-FY26)

~48% Merchandise Margin (FY26)



% of Total Sales
19%
14%
29%
21%
FY21
FY26E
Owned Brands
DTC Sales

FY26 – fiscal year ending January 2027

Driving Speed & Efficiency

- Eliminated 2 months from design cycle
- Decreasing sourcing in China from 81% to 50%
- Reducing AUC by 10% by 2024 (from FY21)

Infusing Sustainability for the Long-Term

Dr. D'Wayne Edwards Partnership

Investing in next generation of Black footwear designers

Soles4Souls

Largest Footwear Retailer Donor

~6M pair donated since May 2018

- **~8,600 families** receive a full year of food, shelter, and education
- **~7.5M** pounds of textiles saved from landfill
- **~180M** pounds of carbon dioxide emissions saved

Transformed, Differentiated, Unique

- Leading with **Owned Brands:** Transformed from **retailer to brand builder**
- Knowing our nearly 30M customers like our best friends: **Leveraging data analytics** from omni-channel
- **Evolving partnerships with National Brands** through value add and must have capabilities
- **Delivering shareholder value** through topline growth, margin expansion, and cash generation

FORWARD-LOOKING STATEMENTS: Any statements in this infographic that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements to materially differ from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainty related to the ongoing COVID-19 pandemic or other adverse public health developments; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict; our ability to anticipate customer expectations; losses or disruptions associated with our distribution systems; the success of our promotional programs; risks related to the loss or disruption of our information systems; our ability to protect our reputation and to maintain the brands we license; risks related to our international operations, including our reliance on foreign sources for merchandise, exposure to political and other risks, including those relating to conflict and/or war; fluctuations in foreign currency exchange rates; and other factors discussed in the risk factors section identified in our annual report on Form 10-K for the fiscal year ended January 30, 2021, as amended, and in our other reports and filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements included in this infographic to reflect any future events or circumstances, except as may be required by law.